[LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 11, 2000, with respect to the financial statements of First Enterprise Service Group, Inc. as of and for the period April 6, 1999 (date of incorporation) to December 31, 1999, filed with the Securities and Exchange Commission.



January 25, 2001

Tampa, Florida